UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 5, 2007
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota		55350

(Address of Principal Executive Offices)		(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 8.01 Other Events.
On June 5, 2007 we announced that we are reducing our overall operating costs in order to achieve fiscal 2008 profitability at currently anticipated levels of demand for our suspension assembly products. The cost reductions will include the elimination of approximately 500 positions, affecting employees at our facilities in Hutchinson and Plymouth, Minnesota; Eau Claire, Wisconsin; and Sioux Falls, South Dakota. We expect the workforce reductions to be complete by the end of June 2007. We expect our financial results for our fiscal third quarter ending June 24, 2007 to include a pre-tax charge of approximately $5 million, or $0.11 per share, related to severance costs.
A copy of the press release dated June 5, 2007 announcing the cost reduction efforts, including the workforce reduction, is filed as Exhibit 99.1 hereto. The press release also reported that through the first eight weeks of our fiscal third quarter and prior to any severance charges, we estimate that we have incurred a net loss of approximately $6 million, or $0.23 per share.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
      99.1 Press Release dated June 5, 2007 announcing cost reductions

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: June 5, 2007	/s/ John A. Ingleman
John A. Ingleman
Senior Vice President and Chief Financial Officer

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